UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On September 27, 2019, Match Group, Inc. (“Match Group”) announced the below update of its prior disclosure regarding a U.S. Federal Trade Commission (“FTC”) investigation of certain Match.com business practices. The update reflects developments since Match Group filed its quarterly report on Form 10-Q for the quarter ended June 30, 2019.
In March 2017, the FTC requested information and documents in a civil investigation regarding certain business practices of Match.com. The FTC raised potential claims relating to Match.com’s marketing, chargeback, and online cancellation practices. In November 2018, the FTC proposed to resolve its potential claims via a consent judgment requiring certain changes in those practices, as well as a $60 million payment. Ensuing discussions between the Company and the FTC ended without resolution.
On August 7, 2019, the FTC voted to assert claims against the Company and referred the matter to the Department of Justice (“DOJ”). DOJ subsequently declined to pursue a civil case against the Company and referred the matter back to the FTC.
On September 25, 2019, the FTC filed a lawsuit in the Northern District of Texas against Match Group. See FTC v. Match Group, Inc., No. 3:19:cv-02281-K (N.D. Tex.). The complaint alleges that, prior to mid-2018, for marketing purposes Match.com told non-paying users that other users were trying to communicate with them, even though Match.com had identified those subscriber accounts as potentially fraudulent, thereby inducing non-paying users to subscribe and exposing them to the risk of fraud should they subscribe. The complaint also challenges the adequacy of Match.com’s disclosure of its six-month guarantee, the efficacy of its cancellation process, and its handling of chargeback disputes. The complaint seeks among other things permanent injunctive relief, civil penalties, restitution, disgorgement, and costs of suit.
On September 26, 2019, the Company received a grand-jury subpoena from DOJ for documents relating to certain of the marketing-related claims in the FTC’s complaint.
Match Group believes that the FTC’s claims regarding Match.com’s practices, policies, and procedures are without merit and will defend vigorously against them. The Company intends to cooperate with DOJ in responding to its subpoena.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
Chief Legal Officer & Secretary

Date: September 27, 2019